UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 21, 2011

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 21, 2011, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing the Company’s presentation at the Credit Suisse Small and Mid Cap Conference being held September 27–28, 2011 at the Le Parker Meridien in New York, NY. A copy of this press release is attached hereto as Exhibit 99.1.

On September 21, 2011, the Company issued a press release announcing the Company’s presentation at the Telsey Advisory Group 2nd Annual Fall Consumer Conference being held September 26–28, 2011 at the InterContinental Hotel New York Times Square. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit No.	Description

	99.1	Press release dated September 21, 2011 announcing the Company’s presentation at the Credit Suisse Small and Mid Cap Conference being held September 27–28, 2011 at the Le Parker Meridien in New York, NY.

	99.2	Press release dated September 21, 2011 announcing the Company’s presentation at the Telsey Advisory Group 2nd Annual Fall Consumer Conference being held September 26–28, 2011 at the InterContinental Hotel New York Times Square.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	September 21, 2011	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release dated September 21, 2011 announcing the Company’s presentation at the Credit Suisse Small and Mid Cap Conference being held September 27–28, 2011 at the Le Parker Meridien in New York, NY.

99.2

Press release dated September 21, 2011 announcing the Company’s presentation at the Telsey Advisory Group 2nd Annual Fall Consumer Conference being held September 26–28, 2011 at the InterContinental Hotel New York Times Square.